UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

CURRENT REPORT

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of Earliest Event Reported):  June 17, 2015

Harley-Davidson, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	1-9183	39-1382325
State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3700 West Juneau Avenue, Milwaukee, Wisconsin 53208

(Address of principal executive offices (zip code))

(414) 342-4680

(Registrant’s telephone number, including area code)

Not Applicable

(Former name)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 7.01              Regulation FD Disclosure.

On June 17, 2015, Harley-Davidson, Inc. (the “Company”) disclosed that its Board of Directors has authorized the Company to repurchase up to an additional 15.0 million shares of its common stock with no dollar limit (the “2015 Repurchase Authorization”).

The 2015 Repurchase Authorization is in addition to the share repurchases that the Board authorized in February 2014, pursuant to which the Company was authorized to repurchase up to 20.0 million shares of its common stock with no dollar limit (the “2014 Repurchase Authorization”).  As of June 16, 2015, 15.9 million shares remained under the 2014 Repurchase Authorization. The Company also has an authorization (originally adopted in December 1997) by its Board to repurchase shares of common stock under which the cumulative number of shares repurchased, at the time of any repurchase, shall not exceed the sum of (1) the number of shares issued in connection with the exercise of stock options occurring on or after January 1, 2004 plus (2) one percent of the issued and outstanding common stock of the Company on January 1 of the current year, adjusted for any stock split (the “Options Repurchase Authorization” and, together with the 2014 Repurchase Authorization and the 2015 Repurchase Authorization, the “Share Repurchase Authorizations”).  As of June 16, 2015, 5,609 shares remained under the Options Repurchase Authorization.

Under the Share Repurchase Authorizations, the Company may purchase its common stock through any one or more of a Rule 10b5-1 trading plan and discretionary purchases on the open market, block trades, accelerated share repurchases or privately negotiated transactions. The number of shares repurchased, if any, and the timing of repurchases will depend on a number of factors, including share price, trading volume and general market conditions, as well as on working capital requirements, general business conditions and other factors. The Company’s repurchase authority pursuant to the Share Repurchase Authorizations has no expiration date but may be suspended, modified or discontinued at any time.

The Company intends to incur long-term debt in the third quarter of 2015 in the amount of $750 million and to use the proceeds to repurchase common stock through the remainder of 2015.  These repurchases will be in addition to already planned repurchases, which were expected to be in line with repurchases made in the second half of 2014.  The Company expects the combined effects of the additional indebtedness and share repurchases to be accretive to earnings per share in 2015.

This Current Report on Form 8-K includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement will include words such as the Company “believes,” “anticipates,” “expects,” “plans,” “intends,” or “estimates” or words of similar meaning. Similarly, statements that describe future plans, objectives, outlooks, targets, guidance or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated as of the date of this report. These risks and uncertainties include, among other things, the Company’s ability to successfully access the capital and/or credit markets on terms that are acceptable to the Company, uncertainties regarding interest rates that would apply to any indebtedness that the Company incurs, the Company’s ability to effect repurchases of its common stock and the prices of shares that it is able to repurchase, as well as the factors detailed in the Company’s Securities and Exchange Commission filings. Shareholders, potential investors, and other readers are urged to consider these factors in evaluating the forward-looking statements and cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this report are only made as of the date of this report, and the Company disclaims any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARLEY-DAVIDSON, INC.

Dated: June 17, 2015

	By:	/s/ Rebecca W. House
Rebecca W. House
Assistant Secretary